EXHIBIT 5

                                                              Akerman Senterfitt
                                                                Attorneys at Law





                                  July 12, 2004



Dycom Industries, Inc.
4440 PGA Boulevard, Suite 500
Palm Beach Gardens, Florida 33410

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Dycom Industries, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to 2,658,944 shares (the "Shares") of the Company's common stock, par value $0.3333 1/3 per share ("Common Stock"), which the Company may issue from time to time pursuant to the Dycom Industries, Inc. 2003 Long-Term Incentive Plan (the "Plan").

         We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

         Based upon such examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that when the Registration Statement becomes effective under the Securities Act and the Shares are issued in accordance with the terms and conditions of the Plan, the Shares will constitute validly issued, fully paid and non-assessable securities of the Company.

         The opinion expressed herein is limited to the corporate laws of the State of Florida and we express no opinion as to the effect on the matters covered of the laws of any other jurisdiction.

         This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to all references to the firm in the Registration Statement.

                                                     Very truly yours,

                                                     AKERMAN SENTERFITT

                                                     /s/ Akerman Senterfitt